SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 25, 1997 (August 12, 1997)
Date of report (Date of earliest event reported)

INFORMIX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-15325
(Commission File Number)

94-3011736
(I.R.S. Employer Identification No.)

4100 Bohannon Drive
Menlo Park, California 94025
(Address of Principal Executive Offices) (Zip Code)

650-926-6300
(Registrant's Telephone Number, Including Area Code)


Item 5.  Other Events.

On August 13, 1997, Informix Corporation (the "Company") issued a press release announcing that on August 12, 1997 the Company had received a $40 million equity investment from Fletcher International Limited.
A copy of the press release is attached to this Current Report as exhibit 99.1 and is incorporated herein.

The Company sold 160,000 shares of newly issued Series A Convertible Preferred Stock for an aggregate of $40 million and issued a warrant to acquire up to an additional 140,000 shares of Series A Convertible
Preferred Stock at an aggregate exercise price of up to $35 million. The offer and sale of these securities were not registered under the Securities Act of 1933 pursuant to the exemption provided by Regulation
S and these securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Hambrecht & Quist LLC served as the Company's placement agent.

The Series A Convertible Preferred Stock is convertible into shares of Common Stock at any time after issuance and will automatically convert into Common Stock 18 months following the date of its issuance by Informix. At the holder's option, each share of Series A Convertible Preferred Stock, which has a face value of $250, is convertible into Common Stock at a per share price equal to 101% of the Common Stock average price for the thirty trading days ending five trading days prior to the conversion, but not greater than the lesser of (i) 105% of the Common Stock average price of the first five trading days of such thirty day period, or (ii) $12. The number of shares of Common Stock to be issued upon conversion will vary based on future stock price movements.

The warrant may generally be exercised from and after August 13, 1997 to and including February 15, 1998, with a provision for extension of the warrant exercise period under certain circumstances. The exercise price for the Series A Convertible Preferred Stock related to the warrant is $250 per share of Series A Convertible Preferred Stock.

The foregoing description is only a summary and is qualified in its entirety by reference to the Subscription Agreement dated as of August 12, 1997 between the Company and Fletcher International Limited and the Certificate of Designation of Series A Convertible Preferred Stock attached to this Current Report as exhibits 99.2 and 99.3, respectively.

The proceeds from the equity investment will be used for working capital purposes.

Item 7.  Exhibits.

Copies of the press release, the Subscription Agreement and the Certificate of Designation are filed as exhibits to this Current Report.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

Reference is made to Item 5 of this Current Report.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on August 25, 1997.

                              INFORMIX CORPORATION
                              (Registrant)

                              By /s/ David H. Stanley,
                                     David H. Stanley,
                                     Vice President,
                                     Legal and Corporate Services,
                                     General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number               Description
-------

99.1                  Press Release dated August 13, 1997

99.2                  Subscription Agreement dated as of August 12,
                          1997 between the Company and Fletcher
                          International Limited

99.3                  Certificate of Designation of Series A Convertible
                          Preferred Stock